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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Connetics Corporation of our report dated April 16, 2004 relating to the consolidated financial statements of the Soriatane product line of Hoffmann-La Roche Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, which appears in the Connetics Corporation Current Report on Form 8-K/A dated March 4, 2004 and filed with the Securities and Exchange Commission on April 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 6, 2004